Exhibit 1
JOINT FILING AGREEMENT
Dated as of November 5, 2010
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the common shares, no par value per share, of Bravo Brio Restaurant Group, Inc., an Ohio corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.
     This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P. By: BRSE, L.L.C., as its General Partner
By:	/s/ Harold O. Rosser II
	Name:	Harold O. Rosser II
	Title:	Manager

BRSE, L.L.C.
By:	/s/ Harold O. Rosser II
	Name:	Harold O. Rosser II
	Title:	Manager

[Signature Page to Joint Filing Agreement]